As filed with the Securities and Exchange Commission on July 22, 2014
Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	64-0676974
(State or other	(I.R.S. Employer
jurisdiction of incorporation	Identification No.)
or organization)

209 Troy Street
Tupelo, Mississippi 38804-4827
(662) 680-1001
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

RENASANT BANK 401(k) PLAN
(Full title of the plan)

E. Robinson McGraw	Copy to:
President and Chief Executive Officer	Jane E. Armstrong, Esq.
Renasant Corporation	Phelps Dunbar LLP
209 Troy Street	365 Canal St. Suite 2000
Tupelo, Mississippi 38804-4827	New Orleans, Louisiana 70130
(662) 680-1001	(504) 584-9244
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)(2)	Amount to be registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, $5.00 par value	500,000 shares	$28.97	$14,485,000	$1,866

(1)     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)     In the event of a stock split, stock dividend or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the 1933 Act.

(3)        Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low sales prices per share of the registrant’s common stock on July 16, 2014, as reported on the NASDAQ Global Select Market.

EXPLANATORY NOTE

This Registration Statement is being filed solely to register 500,000 additional shares of the $5.00 par value common stock of Renasant Corporation (the “Registrant”) issuable under the Renasant Bank 401(k) Plan (the “Plan”). Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference herein the contents of (i) its Form S-8 Registration Statement filed with the Securities and Exchange Commission on April 10, 2003 (Registration No. 333-104445); (ii) its Form S-8 Registration Statement filed with the Securities and Exchange Commission on February 3, 2005 (Registration No. 333-122514), and (iii) its Form S-8 Registration Statement filed with the Securities and Exchange Commission on April 21, 2008 (Registration Statement No. 333-150355).

In Registration Statement No. 333-122514, the Registrant previously registered an aggregate of 450,000 shares, 400,000 shares of which were then allocated to an employee stock ownership component of the Plan. On December 21, 2009, the employee stock ownership component of the Plan was transferred to a separate employee benefit plan maintained by an affiliate of the Registrant. No separate registration statement was filed with respect to shares transferred to the ESOP. The Registrant believes that the 317,108 shares allocable to the employee stock ownership component as of December 21, 2009, which remained in the Plan, were properly available for issuance thereunder, notwithstanding the prior allocation.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     Exhibits.

Exhibit No.	Description of Exhibit
5	Opinion of Phelps Dunbar LLP

23.1	Consent of HORNE LLP

23.2	Consent of Phelps Dunbar LLP (included in Exhibit 5 hereto).

24	Power of Attorney (included on the Signature Page attached hereto).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on this 15th day of July, 2014.

RENASANT CORPORATION
By:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints E. Robinson McGraw his true and lawful attorney-infact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ E. Robinson McGraw	Chairman of the Board, Director,	July 15, 2014
E. Robinson McGraw	President, and Chief Executive Officer
(Principal Executive Officer)

/s/ Kevin D. Chapman	Executive Vice President and	July 15, 2014
Kevin D. Chapman	Chief Financial Officer
(Principal Financial and
Accounting Officer)

/s/ William M. Beasley	Director	July 15, 2014
William M. Beasley

/s/ George H. Booth, II	Director	July 15, 2014
George H. Booth, II

/s/ Frank B. Brooks	Director	July 15, 2014
Frank B. Brooks

/s/ Hollis C. Cheek	Director	July 15, 2014
Hollis C. Cheek

/s/ John M. Creekmore	Vice Chairman of the Board	July 15, 2014
John M. Creekmore	and Director

/s/ Albert J. Dale, III	Director	July 15, 2014
Albert J. Dale, III

Signature	Title	Date

/s/ Jill V. Deer	Director	July 15, 2014
Jill V. Deer

/s/ Marshall H. Dickerson	Director	July 15, 2014
Marshall H. Dickerson

/s/ John T. Foy	Director	July 15, 2014
John T. Foy

/s/ R. Rick Hart	Executive Vice President	July 15, 2014
R. Rick Hart	and Director

/s/ Richard L. Heyer, Jr.	Director	July 15, 2014
Richard L. Heyer, Jr.

/s/ Neal A. Holland, Jr.	Director	July 15, 2014
Neal A. Holland, Jr.

/s/ Jack C. Johnson	Director	July 15, 2014
Jack C. Johnson

/s/ J. Niles McNeel	Director	July 15, 2014
J. Niles McNeel

/s/ Hugh S. Potts, Jr.	Director	July 15, 2014
Hugh S. Potts, Jr.

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on this 15th day of July, 2014.

RENASANT BANK 401(K) PLAN
By:	/s/ Hollis Ray Smith
Hollis Ray Smith
Executive Vice President and
Human Resources Director